Exhibit 99.1
Pyramid Breweries Announces Change in Chief Executive Officer
SEATTLE, Wash. & BERKELEY, Calif. – July 3, 2006 – Pyramid Breweries Inc. (NASDAQ: PMID), today announced that John J. Lennon has resigned as President and Chief Executive Officer to pursue other business interests. Scott S. Barnum, currently a Pyramid Breweries Board Member, will replace him effectively immediately.
“Barnum brings to Pyramid a unique blend of experience and skill sets” said George Hancock Chairman of the Board. “He is a general manager with a strong marketing foundation coupled with beer industry and company knowledge as well as public company governance experience. He has an impressive and diverse career with both large and emerging growth consumer product companies and has an entrepreneurial orientation having started and launched a number of companies, businesses and brands”.
“Scott’s extensive beer and beverage experience will be a great asset,” added Hancock. Barnum was President and Chief Operating Officer of Pete’s Brewing Company when it was a public company and worked a number of years at Miller Brewing Company where he launched and managed Miller’s specialty and craft beer subsidiary and led the marketing effort behind Miller’s core brands, including Miller Lite. Additionally, he spent nearly 9 years with PepsiCo in its soft drink and snack divisions in brand management. Barnum also spearheaded eBay’s launch internationally as its General Manager/VP International shortly after the company went public. He has been a member of Pyramid’s Board of Directors for the last seven years.
“Pyramid is well on its way to being an exceptional company with great products, people and prospects,” noted Barnum. “The business has momentum and its true potential is now beginning to be realized. I’m excited and fortunate to be back in the beer business with a company that I’ve known for the last 12 years both as a board member and as an industry competitor and admirer,” he concluded.
Barnum earned an MBA from Columbia University in New York and a BBA from Pacific Lutheran University in Tacoma, Washington. He resides in the San Francisco Bay Area with his family and will be based out of the company’s Seattle and Berkeley offices.
Chairman Hancock added, “I want to pay tribute to John Lennon’s contribution over the past two years. He achieved his primary mission of successfully repositioning the Pyramid brand and restoring top-line momentum to the company. He has reshaped and improved Pyramid’s marketing direction and we greatly appreciate his expertise in this area. John leaves us in much better shape than he found us. We thank him and wish him well in his future endeavors.”
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. All statements that do not concern historical facts are forward-looking statements concerning future performance, developments or events, concerning potential sales, restaurant expansion, production capacity, pending agreements with third parties and any other guidance on future periods, constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “momentum,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof, or comparable terminology. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control and which could cause actual results or outcomes to differ materially from our stated expectations. The Company’s actual future results could differ materially from those projected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of Part I, “Risk Factors,” included in our Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission (the “SEC”). Any forward-looking statements are made only as of the date hereof. We do not intend to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as may be required by law.
About Pyramid Breweries Inc.
Pyramid Breweries Inc. is a leading brewer of specialty, full-flavored beers and sodas produced under the Pyramid, MacTarnahan’s and Thomas Kemper brands. The independent company owns two alehouse restaurants adjacent to its full production breweries under the Pyramid Alehouse and MacTarnahan Taproom brand names in Berkeley, California and Portland, Oregon, respectively, and three alehouse restaurants in Walnut Creek and Sacramento, California and Seattle, Washington. More information about Pyramid Breweries is available at www.pyramidbrew.com
For More Information Contact:
Jason Rees
Vice President of Finance
Pyramid Breweries Inc.
(206) 682-8322